CERTIFICATE OF DESIGNATION
                     OF THE RIGHTS, PREFERENCES, PRIVILEGES
                    AND RESTRICTIONS, WHICH HAVE NOT BEEN SET
                    FORTH IN THE CERTIFICATE OF INCORPORATION
                          OR IN ANY AMENDMENT THERETO,
                                     OF THE
                      SERIES G CONVERTIBLE PREFERRED STOCK
                                       OF
                               ANZA CAPITAL, INC.

     The undersigned, Vincent Rinehart, does hereby certify that:

     A. He is the duly elected and acting President, CEO, and Secretary of Anza Capital, Inc., a Nevada corporation (the "Company").

     B. Pursuant to the Unanimous Written Consent of the Board of Directors of the Company dated September 17, 2004, the Board of Directors duly adopted the following resolutions:

     WHEREAS, the Certificate of Incorporation of the Company, as amended and restated, authorizes a class of stock designated as Preferred Stock, par value $0.001 (the "Preferred Class"), comprising Two Million Five Hundred Thousand (2,500,000) shares, and provides that the Board of Directors of the Company may fix the terms, including any dividend rights, dividend rates, conversion rights, voting rights, rights and terms of any redemption, redemption price or prices, and liquidation preferences, if any, of the Preferred Class;

     WHEREAS, the Board of Directors believes it in the best interests of the Company to create a series of preferred stock consisting of 750,000 shares and designated as the "Series G Convertible Preferred Stock" having certain rights, preferences, privileges, restrictions and other matters relating to the Series G Convertible Preferred Stock. No shares of Series G Convertible Preferred Stock have been issued;

     NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby fix and determine the rights, preferences, privileges, restrictions and other matters relating do the Series G Convertible Preferred Stock as follows:

     1.   Definitions.  For  purposes  of  this  Certificate of Designation, the
          ------------
following  definitions  shall  apply:

          1.1  "Board"  shall  mean  the  Board  of  Directors  of  the Company.

          1.2  "Company"  shall  mean  Anza Capital, Inc., a Nevada corporation.

          1.3 "Common Stock" shall mean the Common Stock, $0.001 par value per share, of the Company.


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
          1.4 "Common Stock Dividend" shall mean a stock dividend declared and paid on the Common Stock that is payable in shares of Common Stock.

          1.5 "Distribution" shall mean the transfer of cash or property by the Company to one or more of its stockholders without consideration, whether by dividend or otherwise (except a dividend in shares of Company's stock).

          1.6 "Original Issue Date" shall mean the date on which the first share of Series G Convertible Preferred Stock is issued by the Company.

          1.7 "Original Issue Price" shall mean $2.00 per share for the Series G Convertible Preferred Stock.

          1.8 "Series G Convertible Preferred Stock" shall mean the Series G Convertible Preferred Stock, par value $0.001 per share, of the Company.

          1.9 "Subsidiary" shall mean any corporation or limited liability company of which at least fifty percent (50%) of the outstanding voting stock or membership interests, as the case may be, is at the time owned directly or indirectly by the Company or by one or more of such subsidiary corporations:

     2.   Dividend  Rights.
          ----------------

          2.1  Cash  Dividends.  In each calendar month, the holders of the then
               ---------------
outstanding Series G Convertible Preferred Stock shall be entitled to receive, not later than ten (10) days following the end of the previous applicable month, out of any funds and assets of the Company legally available therefor, noncumulative dividends in an amount equal to twelve percent (12%) per annum. No dividends (other than a Common Stock Dividend) shall be paid, and no Distribution shall be made, with respect to the Common Stock unless dividends in such amount shall have been paid or declared and set apart for payment to the holders of the Series G Convertible Preferred Stock simultaneously.

          2.2  Participation  Rights.  Other  than  as set forth in Section 2.1,
               ---------------------
dividends shall be declared pro rata on the Common Stock and the Series G Convertible Preferred Stock on a pari passu basis according to the number of shares of Common Stock held by such holders, where each holder of shares of Series G Convertible Preferred Stock is to be treated for this purpose as holding the Conversion Shares (as defined in section 4, below) as if they converted their shares of Series G Convertible Preferred Stock at the time of such dividend in accordance with Section 4 hereof.

     3.   Liquidation  Rights.  In  the event of any liquidation, dissolution or
          -------------------
winding up of the Company; whether voluntary or involuntary, the funds and assets of the Company that may be legally distributed to the Company's shareholders (the "Available Funds and Assets") shall be distributed to shareholders in the following manner:


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          3.1  Series  G  Convertible Preferred Stock. The holders of each share of Series G Preferred Stock then outstanding shall be entitled to be paid, out of the Available Funds and Assets, and prior and in preference to any payment or distribution (or any setting apart of any payment or distribution) of any Available Funds and Assets on any shares of Common Stock or subsequent series of preferred stock, an amount per share equal to Two and One-Half Times (2.5x) the Original Issue Price of the Series G Convertible Preferred Stock plus all declared but unpaid dividends on the Series G Convertible Preferred Stock. If upon any liquidation, dissolution or winding up of the Company, the Available Funds and Assets shall be insufficient to permit the payment to holders of the Series G Convertible Preferred Stock of their full preferential amount as described in this subsection, then all of the remaining Available Funds and Assets shall be distributed among the holders of the then outstanding Series G Convertible Preferred Stock pro rata, according to the number of outstanding shares of Series G Convertible Preferred Stock held by each holder thereof.

          3.2 Merger or Sale of Assets. A reorganization or any other consolidation or merger of the Company with or into any other corporation, or any other sale of all or substantially all of the assets of the Company, shall be deemed to be a liquidation, dissolution or winding up of the Company within the meaning of this Section 3, and the Series G Convertible Preferred Stock shall be entitled to the rights set forth herein.

          3.3 Non-Cash Consideration. If any assets of the Company distributed to shareholders in connection with any liquidation, dissolution or winding up of the Company are other than cash, then the value of such assets shall be their fair market value as determined by the Board.

     4.   Conversion  Rights.
          ------------------

          (a) Conversion of Preferred Stock. Each share of Series G Convertible Preferred Stock shall be convertible, at any time after the Original Issue Date, into that number of fully paid and nonassessable shares of Common Stock of the Company described in section 4(b) below. On the date which is five
(5) years after the Original Issue Date, all of the then-outstanding shares of Series G Convertible Preferred Stock shall automatically be converted in accordance with this Section 4.

          (b)  Determination  of  Number  of  Shares  of  Common  Stock  Upon
Conversion. The number of shares of Common Stock into which each share of Series G Convertible Preferred Stock may be converted shall be determined by dividing the Original Issue Price by the Conversion Price (determined as hereinafter provided) in effect at the time of conversion (the "Conversion Shares").

          (c) Determination of Initial Conversion Price. The conversion price per share (the "Conversion Price") at which shares of Common Stock shall initially be issuable upon conversion of the Series G Convertible Preferred Stock shall be equal to the lesser of (i) $0.08 per share, or (ii) eighty percent (80%) of the thirty (30) day average closing bid price for the thrity
(30) trading days prior to the date the Company receives a conversion notice from Holder, which receipt may be via facsimile transmission.


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
          (d) Procedures for Exercise of Conversion Rights. The holders of any shares of Series G Convertible Preferred Stock may exercise their conversion rights as to all such shares or any part thereof by delivering to the Company during regular business hours, or at such other place as may be designated by the Company, the certificate or certificates for the shares to be converted, duly endorsed for transfer to the Company, accompanied by written notice stating that the holder elects to convert such shares. Conversion shall be deemed to have been effected on the date which is forty five (45) days after when such delivery is made, and such date is referred to herein as the "Conversion Date." Within a reasonable period of time following the Conversion Date, the Company shall issue and deliver to the holder, or upon the written order of such holder, at such office or other place designated by the Company, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check for cash with respect to any fractional interest in a share of Common Stock as provided in section 4(e) below. The holder shall be deemed to have become a shareholder of record on the Conversion Date, and the applicable Conversion Price shall be the Conversion Price in effect on the delivery date of the conversion notice. Upon conversion of only a portion of the number of shares of Series G Convertible Preferred Stock represented by a certificate surrendered for conversion, the Company shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Company, a new certificate covering the number of shares of Series G Convertible Preferred Stock representing the unconverted portion of the certificate so surrendered.

          (e) No Fractional Shares. No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series G Convertible Preferred Stock. If more than one share of Series G Convertible Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series G Convertible Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series G Convertible Preferred Stock, the Company shall pay a cash adjustment in respect of such fractional interest equal to the fair market value of such fractional interest as determined by the Company's Board of Directors.

          (f) Payment of Taxes for Conversions. The Company shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion pursuant hereto of Series G Convertible Preferred Stock. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series G Convertible Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

          (g) Reservation of Common Stock. The Company shall at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Series G Convertible Preferred Stock, the full number of shares of


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
Common Stock deliverable upon the conversion of all shares of all series of preferred stock from time to time outstanding.

          (h) Registration or Listing of Shares of Common Stock. If any shares of Common Stock to be reserved for the purpose of conversion of shares of Series G Convertible Preferred Stock require registration or listing with, or approval of, any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise, before such shares may be validly issued or delivered upon conversion, the Company will in good faith and as expeditiously as possible endeavor to secure such registration, listing or approval, as the case may be. This subsection shall not obligate the Company to prepare and file a resale registration statement with the Securities and Exchange Commission.

          (i)  Status  of  Common  Stock  Issued Upon Conversion.  All shares of
Common Stock which may be issued upon conversion of the shares of Series G Convertible Preferred Stock will upon issuance by the Company be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof, and their resale will be subject to the terms and conditions of Rule 144 promulgated under the Securities Act of 1933.

          (j) Status of Converted Preferred Stock. In case any shares of Series G Convertible Preferred Stock shall be converted pursuant to this section 4, the shares so converted shall be canceled and shall not be issuable by the Company.

     5.   Adjustment  of  Conversion  Shares.
          ----------------------------------

          (a) General Provisions. In case, at any time after the date hereof, of any capital reorganization, or any reclassification of the stock of the Company (other than a change in par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Company with or into another person (other than a consolidation or merger in which the Company is the continuing entity and which does not result in any change in the Common Stock), or of the sale or other disposition of all or substantially all the properties and assets of the Company as an entirety to any other person, the shares of Series G Convertible Preferred Stock shall, after such reorganization, reclassification, consolidation, merger, sale or other disposition, be convertible into the kind and number of shares of stock or other securities or property of the Company or of the entity resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or otherwise disposed to which such holder would have been entitled if immediately prior to such reorganization, reclassification, consolidation, merger, sale or other disposition it had converted its shares of Series G Convertible Preferred Stock into Common Stock. The provisions of this section 5(a) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions.

          (b) Adjustment for Stock Splits. In case the Company shall at any time subdivide the outstanding shares of Common Stock, or shall issue a stock dividend on its outstanding Common Stock, the number of Conversion Shares shall be proportionately increased, and in case the Company shall at any time combine the outstanding shares of Common Stock, the number of Conversion Shares shall be proportionately decreased, effective at the close of business on the date of such subdivision, dividend, or combination, as the case may be.

          (c) No Impairment. The Company will not, through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, including amending this Certificate of Designation, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Series G Convertible Preferred Stock against impairment. This provision shall not restrict the Company from amending its Articles of Incorporation in accordance with the Nevada Revised Statutes and the terms hereof.

          Specifically, the Company will not (i) create or issue any equity security that ranks senior to or on parity with the Series G Convertible Preferred Stock, (ii) increase the number of authorized shares of Series G Convertible Preferred Stock, or (iii) alter the rights, privileges, and preferences of the Series G Convertible Preferred Stock, without the consent of a majority of the then-outstanding shares of Series G Convertible Preferred Stock.

     6.   Notices.  Any  notices  required by the provisions of this Certificate
          -------
of Designation to be given to the holders of shares of Series G Convertible Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at its address appearing on the books of the Company.

     7.   Voting Provisions.  The Series G Convertible Preferred Stock shall not
          -----------------
have  any  voting  rights.

     IN WITNESS WHEREOF, the Company has caused this Certificate of Designation of Series G Convertible Preferred Stock to be duly executed by its President and attested to by its Secretary and has caused its corporate seal to be affixed hereto effective as of September 17, 2004.



By:   /s/  Vincent  Rinehart
      ---------------------------------------------
      Vincent  Rinehart,  President  and  Secretary


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